Exhibit 99.1

FS Bancorp, Inc. Reports Net Income for the Second Quarter of $4.5 Million or $0.98 Per Diluted Share and Announces Twenty-Sixth Consecutive Quarterly Dividend

MOUNTLAKE TERRACE, WA – July 25, 2019 – FS Bancorp, Inc. (NASDAQ:FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2019 second quarter net income of  $4.5 million, or $0.98 per diluted share, compared to $4.3 million, or $1.13 per diluted share for the same period last year.

 “This quarter we integrated Anchor Bank’s operating systems into our core system.  We are excited to have all of our operations on one operating system” stated CEO Joe Adams.  “We are also pleased to announce that our Board of Directors has approved our twenty-sixth consecutive quarterly cash dividend of $0.15 per share.”  The dividend will be paid on August 22, 2019, to shareholders of record as of August 8, 2019.

CFO Matthew Mullet noted, “We repurchased 47,186 shares during the quarter and continue to review our long-term capital strategy with our Board of Directors.”

2019 Second  Quarter Highlights

•	Net income was $4.5 million for the second quarter of 2019, compared to $5.2 million in the previous quarter, and $4.3 million for the comparable quarter one year ago;
•	Net income for the second quarter included $1.2 million in acquisition related costs and $490,000 in severance related expenses;
•

Net income for the second quarter of 2019 adjusted for $1.2 million of acquisition costs, $526,000 of net accretion on loans, certificates of deposit (“CDs”) and borrowings, and $131,000 of core deposit intangible (“CDI”) amortization (adjusted at a 21% tax rate) would have been $5.1 million, or $1.12 per diluted share (See “Non-GAAP Financial Measures”);

•

Deposits increased $12.7 million, or 1.0%, during the quarter to $1.33 billion at June  30, 2019, compared to $1.32 billion at March  31, 2019, and increased $464.1 million, or 53.3%, from $870.1 million at June  30, 2018,  mainly due to the deposits assumed from the acquisition of Anchor Bancorp (“Anchor Acquisition”);

•	The Company repurchased 47,186 shares of its common stock during the quarter ended June 30, 2019, at an average price per share of $48.05; and
•	Capital levels at the Bank were 14.7% for total risk-based capital and 11.4% for Tier 1 leverage capital at June 30, 2019.

Balance Sheet and Credit Quality

Total assets increased $14.9 million, or 0.9%, to $1.64 billion at June  30, 2019, compared to $1.63 billion at March 31, 2019, and increased $508.5 million, or 44.9%, from $1.13 billion at June  30, 2018.  The quarter over linked quarter increase in total assets was primarily due to the increase in loans held for sale (“HFS”) of $20.9 million, and an increase in CDs at other financial institutions of $2.2 million, partially offset by decreases of $3.5 million in both total cash and cash equivalents and securities available-for-sale. Year over year increases in total

FS Bancorp Q2 Earnings
July 25, 2019

assets included increases in loans receivable, net of $400.9 million, total cash and cash equivalents of $37.6 million, bank owned life insurance (“BOLI”) of $21.4 million,  premises and equipment, net of $13.2 million, loans HFS of $11.3 million, CDs at other financial institutions of $6.7 million, other assets of $5.2 million, core deposit intangible, net of $4.7 million, and operating lease right-of-use assets of $4.6 million.  The year over year increase in loans receivable, net  was primarily due to the loans acquired in the Anchor Acquisition, along with organic loan growth.

LOAN PORTFOLIO
(Dollars in thousands)	June 30, 2019		March 31, 2019		June 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
REAL ESTATE LOANS
Commercial	$206,834	16.0%	$208,607	16.1%	$64,599	7.2%
Construction and development	214,140	16.5	219,229	16.9	160,521	18.0
Home equity	36,860	2.8	40,714	3.1	25,460	2.9
One-to-four-family (excludes HFS)	248,921	19.2	261,868	20.2	177,988	19.9
Multi-family	103,219	8.0	102,997	8.0	47,695	5.3
Total real estate loans	809,974	62.5	833,415	64.3	476,263	53.3

CONSUMER LOANS
Indirect home improvement	188,336	14.5	174,792	13.5	147,067	16.5
Solar	44,508	3.4	44,494	3.4	42,189	4.7
Marine	66,064	5.1	59,884	4.6	48,591	5.4
Other consumer	4,875	0.4	5,246	0.4	2,027	0.2
Total consumer loans	303,783	23.4	284,416	21.9	239,874	26.8

COMMERCIAL BUSINESS LOANS
Commercial and industrial	135,336	10.5	137,325	10.6	110,962	12.4
Warehouse lending	47,028	3.6	41,914	3.2	66,681	7.5
Total commercial business loans	182,364	14.1	179,239	13.8	177,643	19.9
Total loans receivable, gross	1,296,121	100.0%	1,297,070	100.0%	893,780	100.0%

Allowance for loan losses	(12,340)		(11,845)		(11,571)
Deferred costs and fees, net	(2,940)		(2,710)		(2,885)
Premiums on purchased loans, net	1,278		1,408		1,876
Total loans receivable, net	$1,282,119		$1,283,923		$881,200

Loans receivable, net was relatively unchanged at  $1.28 billion for both June  30, 2019 and March  31, 2019, and increased $400.9 million from $881.2 million at June  30, 2018.  The quarter over linked quarter decrease in total real estate loans was  $23.4 million, including decreases in one-to-four-family portfolio of $12.9 million, construction and development of $5.1 million, home equity of $3.9 million, and commercial real estate of $1.8 million, partially offset by an increase in multi-family of $222,000.  Consumer loans increased $19.4 million, primarily due to increases of  $13.5 million in indirect home improvement loans and $6.2 million in marine loans. Commercial business loans increased $3.1 million, primarily due to an increase in warehouse lending of $5.1 million, partially offset by a decrease in commercial and industrial loans of $2.0 million.

FS Bancorp Q2 Earnings
July 25, 2019

One-to-four-family loans originated through the home lending segment, which includes loans HFS, loans held for investment, fixed rate seconds, and loans brokered to other institutions, was $208.0 million during the quarter ended June  30, 2019, an increase of  $64.3 million, or 44.7%, compared to $143.7 million for the preceding quarter, and an increase of $15.8 million, or 8.2% from $192.2 million, for the comparable quarter one year ago. During the six months ended June 30, 2019, originations through the home lending segment decreased by $10.6 million, or 2.9%, compared to the originations for the six months ended June 30, 2018.  During the quarter ended June  30, 2019, the Company sold $173.4 million of one-to-four-family loans, compared to sales of $130.9 million during the previous quarter, and sales of $160.6 million during the same quarter one year ago. During the six months ended June 30, 2019, the Company sold $304.3 million of one-to-four-family loans compared to sales of $315.6 million during the same period last year.

Originations of one-to-four-family loans to purchase and to refinance a home for the three and six months ended June  30, 2019 and 2018 were as follows:

(Dollars in thousands)	For the Three Months Ended		For the Three Months Ended		Year	Year
	June 30, 2019		June 30, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$142,115	68.3%	$156,679	81.5%	$(14,564)	(9.3)%
Refinance	65,841	31.7	35,473	18.5	30,368	85.6%
Total	$207,956	100.0%	$192,152	100.0%	$15,804	8.2%

	For the Six Months Ended		For the Six Months Ended		Year	Year
	June 30, 2019		June 30, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$247,708	70.4%	$274,660	76.0%	$(26,952)	(9.8)%
Refinance	103,996	29.6	86,655	24.0	17,341	20.0%
Total	$351,704	100.0%	$361,315	100.0%	$(9,611)	(2.7)%

The allowance for loan losses (“ALLL”) at June 30, 2019 increased to $12.3 million, or 1.0% of gross loans receivable, excluding loans HFS, compared to $11.8 million, or 0.9% of gross loans receivable, excluding loans HFS at March  31, 2019, and $11.6 million, or 1.3% of gross loans receivable, excluding loans HFS, at June  30, 2018.  Non-performing loans decreased to $1.6 million at June  30, 2019,  from $3.0 million at March  31, 2019,  primarily from the pay-off of a one-to-four-family loan in the amount of $834,000,  the charge-off of one commercial business relationship totaling $431,000, and a transfer of a one-to-four-family loan in the amount of $88,000 to other real estate owned (“OREO”).  Non-performing loans increased to $1.6 million at June 30, 2019, from $627,000 at June  30, 2018, primarily as a result of the Anchor Acquisition.  Substandard loans decreased to $6.5 million at June  30, 2019, compared to $7.1 million at March  31, 2019, and increased from $5.8 million at June 30, 2018.  There were three OREO properties totaling $254,000 at June  30, 2019, and two OREO properties totaling $167,000 at March  31, 2019, compared to no OREO properties at June  30, 2018.

FS Bancorp Q2 Earnings
July 25, 2019

The ALLL does not include the recorded discount on loans acquired in the Anchor Acquisition of $3.7 million on $278.4 million of gross loans at June  30, 2019.

The Bank sold $10.5 million of securities available-for-sale during the second quarter of 2019 realizing a gain of $32,000.  The Bank sold these securities to reduce portfolio duration and sell lower yielding investments. The proceeds were used to pay down overnight borrowings, primarily Federal Home Loan Bank (“FHLB”) federal funds.

Total deposits increased slightly to $1.33 billion at June 30, 2019, compared to $1.32 billion at March  31, 2019, and increased $464.1 million from $870.1 million at June  30, 2018.  Relationship-based transactional deposits (noninterest-bearing checking, interest-bearing checking, and escrow accounts) increased $32.7 million from March  31, 2019, primarily due to a  $40.0 million increase in noninterest-bearing checking, and increased $147.3 million from June  30, 2018.  Money market and savings accounts decreased $28.1 million from March  31, 2019, and increased $77.2 million from June  30, 2018.  Time deposits increased $8.1 million from March  31, 2019, and increased $239.7 million, from June  30, 2018.  Year over year increases were primarily due to the deposits assumed in the Anchor Acquisition.

At June  30, 2019, non-retail CDs which include brokered CDs, online CDs,  public deposits CDs,  and public funds CDs decreased $12.0 million to $118.9 million, compared to $130.9 million at March  31, 2019,  primarily due to a  decrease in brokered CDs of $15.1 million, partially offset by an increase of $3.2 million in online CDs. The year over year increase in non-retail CDs of $31.4 million from $87.6 million at June  30, 2018, primarily reflects a $28.0 million increase in brokered CDs, and an increase of $3.2 million in online CDs.  Management remains focused on increasing our lower cost relationship-based deposits to fund long-term asset growth.

DEPOSIT BREAKDOWN
(Dollars in thousands)
	June 30, 2019		March 31, 2019		June 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing checking	$268,113	20.1%	$228,067	17.3%	$172,848	19.9%
Interest-bearing checking	180,498	13.5	181,402	13.7	128,080	14.7
Savings	117,687	8.8	122,940	9.3	77,631	8.9
Money market	247,854	18.6	270,718	20.5	210,742	24.2
Certificates of deposit less than $100,000	251,280	18.9	261,664	19.8	144,755	16.7
Certificates of deposit of $100,000 through $250,000	177,718	13.3	160,899	12.2	79,131	9.1
Certificates of deposit of $250,000 and over	79,959	6.0	78,342	5.9	45,417	5.2
Escrow accounts related to mortgages serviced	11,108	0.8	17,518	1.3	11,509	1.3
Total	$1,334,217	100.0%	$1,321,550	100.0%	$870,113	100.0%

At June  30, 2019, borrowings decreased  $3.6 million, or 4.2%, to $83.2 million, from $86.8 million at March 31, 2019, and decreased $23.3 million from $106.5 million at June  30, 2018.    The quarter and year to date decreases in borrowings were primarily related to the repayment of FHLB federal funds to take advantage of lower cost FHLB advances.

FS Bancorp Q2 Earnings
July 25, 2019

Total stockholders’ equity increased $3.5 million, to $189.4 million at June  30, 2019, from $186.0 million at March 31, 2019, and increased $60.1 million, from $129.4 million at June  30, 2018.  The increase in stockholders’ equity from the first quarter was primarily due to net income of $4.5 million, and a $932,000 reduction in accumulated other comprehensive loss to a gain, net of tax of $496,000,  representing an increase in the fair value of our investment portfolio, partially offset by common stock repurchases of $2.5 million.  The Company repurchased 47,186 shares of its common stock during the quarter ended June 30, 2019, at an average price of $48.05 per share. At June 30, 2019, 172,378 shares remain available for repurchase pursuant to our January 2019 Share Repurchase Plan.   The $60.1 million increase in total stockholders’ equity from the second quarter of 2018 was significantly impacted by the shares issued in the Anchor Acquisition.  Book value per common share was $43.18 at June  30, 2019, compared to $42.48 at March  31, 2019, and $35.94 at June  30, 2018.

The Bank is well capitalized under the minimum capital requirements established by the FDIC with a total risk-based capital ratio of 14.7%, a Tier 1 leverage capital ratio of 11.4%, and a common equity Tier 1 (“CET1”) capital ratio of 13.8% at June  30, 2019.

The Company exceeded all regulatory capital requirements with a total risk-based capital ratio of 14.4%, a Tier 1 leverage capital ratio of 11.1%, and a CET1 ratio of 13.5% at June  30, 2019.

Operating Results

Net interest income increased $5.6 million, to $17.5 million for the three months ended June  30, 2019, from $11.9 million for the three months ended June  30, 2018.  This increase was a result of  an  $8.0 million increase in loans receivable interest income, including additional interest from loans acquired in the Anchor Acquisition, and a $376,000 increase in interest and dividends on investment securities, and cash and cash equivalents, partially offset by a $2.6 million increase in deposit interest expense due to assumed deposits and continued organic growth combined with higher market interest rates, and a  $110,000 increase in interest expense on borrowings mainly from the use of FHLB advances.  Net interest income increased $11.8 million, to $35.2 million for the six months ended June 30, 2019, from $23.4 million for the six months ended June 30, 2018, mostly attributable to a $16.8 million increase in interest income on loans receivable, partially offset by a $5.9 million increase in interest expense on deposits and borrowings.  The increases in interest income and interest expense were primarily impacted by the loans acquired and deposits assumed in the Anchor Acquisition.

The net interest margin (“NIM”) increased two basis points to 4.60% for the three months ended June  30, 2019, from 4.58% for the same period in the prior year, and decreased one basis point to 4.65% for the six months ended June 30, 2019, from 4.66% for the six months ended June 30, 2018.  The quarter over quarter increase in NIM was driven primarily by a positive incremental interest accretion on loans acquired in the Anchor Acquisition of 20 basis points, partially offset by higher cost market rate deposits and increased borrowing costs. The year over year decrease in NIM was mostly driven by higher cost market rate deposits and increased borrowing costs, partially offset by a positive impact from incremental interest accretion on loans acquired in the Anchor Acquisition of 18 basis points.  The average cost of funds increased 48 basis points to 1.37% for the three months ended June  30, 2019, from 0.89% for the three months ended June  30, 2018.  This increase was predominantly due to growth in higher market rate deposits, primarily those assumed in the Anchor Acquisition along with overall deposit growth.

FS Bancorp Q2 Earnings
July 25, 2019

The year over year average cost of funds increased 56 basis points to 1.35% for the six months ended June 30, 2019, from 0.79% for the six months ended June 30, 2018 reflecting the increase in market interest rates over the last year.    Management remains focused on matching deposit/liability duration with the duration of loans/assets where appropriate.

For the three and six months ended June  30, 2019, the provision for loan losses was $910,000 and $1.7 million, compared to $450,000, and $800,000 for the three and six months ended June  30, 2018.  During the three months ended June  30, 2019, net charge-offs totaled $415,000, compared to $19,000 for the same period last year.  Net charge-offs totaled $1.7 million during the six months ended June 30, 2019, compared to net recoveries of $15,000 during the six months ended June 30, 2018.  For the three months ended June 30, 2019, the significant increase in charge-offs was primarily due to one commercial business relationship totaling $431,000, and for the six months ended June 30, 2019, the increase was primarily due to the charge-off of a commercial line of credit of $1.2 million in the first quarter of 2019.

Noninterest income increased $469,000, to $6.1 million, for the three months ended June  30, 2019, from $5.6 million for the three months ended June  30, 2018.  The increase during the period primarily reflects a $1.2 million increase in service charges and fee income primarily due to deposit accounts assumed in the Anchor Acquisition and deposit growth, partially offset by a $1.1 million decrease in gain on sale of loans.  Noninterest income was unchanged at  $10.6 million for both the six months ended June 30, 2019, and June 30, 2018.  Service charges and fee income increased $2.2 million, other noninterest income increased $312,000, and earnings on cash surrender value of BOLI increased $262,000, partially offset by a decrease of $2.7 million in gain on sale of loans.

Noninterest expense increased $4.9 million, to $17.1 million for the three months ended June  30, 2019, from $12.1 million for the three months ended June  30, 2018.  The increase in noninterest expense was primarily as a result of the Anchor Acquisition and growth in our operations with increases of $1.1 million in operations, $978,000 in salaries and benefits, $656,000 in data processing, and $526,000 in occupancy expense.   Acquisition costs were $1.2 million for the three months ended June 30, 2019, compared to none for the three months ended June 30, 2018 and were primarily due to the integration of the Anchor Bank core processing platform. Noninterest expense increased $8.7 million, to $31.9 million for the six months ended June 30, 2019, from $23.2 million for the six months ended June 30, 2018.  The increase during the period was primarily due to increases of $2.2 million in salaries and benefits, $1.8 million in operations, $1.6 million in acquisition costs, $1.3 million in data processing, $989,000 in occupancy expense, $259,000 in professional and board fees, $256,000 in FDIC insurance, and $227,000 in amortization of core deposit intangible. Acquisition costs were $1.6 million for the six months ended June 30, 2019, compared to none for the same period last year.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 bank branches, including nine branches from the Anchor Acquisition,  one administrative office that accepts deposits, and seven loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities,

FS Bancorp Q2 Earnings
July 25, 2019

Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control.  Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the expected cost savings, synergies and other financial benefits from our recent acquisition of Anchor  might not be realized within the expected time frames or at all; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.  Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of us and could negatively affect our operating and stock performance.

FS Bancorp Q2 Earnings
July 25, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
	2019	2019	2018	% Change	% Change
ASSETS
Cash and due from banks	$15,214	$9,126	$3,429	67	344
Interest-bearing deposits at other financial institutions	44,380	53,948	18,548	(18)	139
Total cash and cash equivalents	59,594	63,074	21,977	(6)	171
Certificates of deposit at other financial institutions	24,297	22,073	17,611	10	38
Securities available-for-sale, at fair value	96,252	99,783	98,465	(4)	(2)
Loans held for sale, at fair value	66,508	45,591	55,191	46	21
Loans receivable, net	1,282,119	1,283,923	881,200	—	45
Accrued interest receivable	5,779	5,812	4,071	(1)	42
Premises and equipment, net	29,517	29,318	16,273	1	81
Operating lease right-of-use	4,582	4,849	—	(6)	100
Federal Home Loan Bank (“FHLB”) stock, at cost	8,329	8,157	7,742	2	8
Other real estate owned (“OREO”)	254	167	—	52	100
Bank owned life insurance (“BOLI”), net	34,917	34,700	13,498	1	159
Servicing rights, held at the lower of cost or fair value	10,849	10,611	8,352	2	30
Goodwill	2,312	2,312	2,312	—	—
Core deposit intangible, net	5,837	6,027	1,164	(3)	401
Other assets	9,919	9,719	4,686	2	112
TOTAL ASSETS	$1,641,065	$1,626,116	$1,132,542	1	45
LIABILITIES
Deposits:
Noninterest-bearing accounts	$279,221	$245,585	$184,357	14	51
Interest-bearing accounts	1,054,996	1,075,965	685,756	(2)	54
Total deposits	1,334,217	1,321,550	870,113	1	53
Borrowings	83,211	86,824	106,526	(4)	(22)
Subordinated note:
Principal amount	10,000	10,000	10,000	—	—
Unamortized debt issuance costs	(125)	(130)	(145)	(4)	(14)
Total subordinated note less unamortized debt issuance costs	9,875	9,870	9,855	—	—
Operating lease liability	4,721	4,976	—	(5)	100
Deferred tax liability, net	1,003	663	27	51	3,615
Other liabilities	18,612	16,281	16,650	14	12
Total liabilities	1,451,639	1,440,164	1,003,171	1	45
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 4,476,864 shares issued and outstanding at June 30, 2019, 4,489,042 at March 31, 2019, and 3,708,660 at June 30, 2018	45	45	37	—	22
Additional paid-in capital	90,418	91,742	56,344	(1)	60
Retained earnings	99,184	95,383	76,102	4	30
Accumulated other comprehensive gain (loss), net of tax	496	(436)	(2,127)	(214)	(123)
Unearned shares – Employee Stock Ownership Plan (“ESOP”)	(717)	(782)	(985)	(8)	(27)
Total stockholders’ equity	189,426	185,952	129,371	2	46
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,641,065	$1,626,116	$1,132,542	1	45

FS Bancorp Q2 Earnings
July 25, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Qtr	Year
	June 30,	March 31,	June 30,	Over Qtr	Over Year
	2019	2019	2018	% Change	% Change
INTEREST INCOME
Loans receivable, including fees	$21,102	$21,109	$13,135	—	61
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	1,263	1,202	887	5	42
Total interest and dividend income	22,365	22,311	14,022	—	59
INTEREST EXPENSE
Deposits	4,056	3,710	1,432	9	183
Borrowings	606	744	496	(19)	22
Subordinated note	169	168	169	1	—
Total interest expense	4,831	4,622	2,097	5	130
NET INTEREST INCOME	17,534	17,689	11,925	(1)	47
PROVISION FOR LOAN LOSSES	910	750	450	21	102
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,624	16,939	11,475	(2)	45
NONINTEREST INCOME
Service charges and fee income	1,854	1,658	670	12	177
Gain on sale of loans	3,576	2,397	4,671	49	(23)
Gain on sale of investment securities	32	—	—	100	100
Earnings on cash surrender value of BOLI	217	215	88	1	147
Other noninterest income	404	285	185	42	118
Total noninterest income	6,083	4,555	5,614	34	8
NONINTEREST EXPENSE
Salaries and benefits	8,649	8,243	7,671	5	13
Operations	2,658	2,044	1,541	30	72
Occupancy	1,230	1,112	704	11	75
Data processing	1,336	1,286	679	4	97
Gain on sale of OREO	—	(85)	—	(100)	—
OREO expenses	7	4	—	75	100
Loan costs	707	673	704	5	—
Professional and board fees	616	550	463	12	33
Federal Deposit Insurance Corporation (“FDIC”) insurance	139	248	90	(44)	54
Marketing and advertising	191	135	215	41	(11)
Acquisition costs	1,224	374	—	227	100
Amortization of core deposit intangible	190	190	77	—	147
Impairment of mortgage servicing rights	124	23	—	439	100
Total noninterest expense	17,071	14,797	12,144	15	41
INCOME BEFORE PROVISION FOR INCOME TAXES	5,636	6,697	4,945	(16)	14
PROVISION FOR INCOME TAXES	1,173	1,505	688	(22)	70
NET INCOME	$4,463	$5,192	$4,257	(14)	5
Basic earnings per share	$1.00	$1.19	$1.19	(16)	(16)
Diluted earnings per share	$0.98	$1.15	$1.13	(15)	(13)

FS Bancorp Q2 Earnings
July 25, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended		Year
	June 30,	June 30,	Over Year
	2019	2018	% Change
INTEREST INCOME
Loans receivable, including fees	$42,211	$25,391	66
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	2,465	1,619	52
Total interest and dividend income	44,676	27,010	65
INTEREST EXPENSE
Deposits	7,766	2,675	190
Borrowings	1,350	576	134
Subordinated note	337	337	—
Total interest expense	9,453	3,588	163
NET INTEREST INCOME	35,223	23,422	50
PROVISION FOR LOAN LOSSES	1,660	800	108
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	33,563	22,622	48
NONINTEREST INCOME
Service charges and fee income	3,512	1,329	164
Gain on sale of loans	5,973	8,649	(31)
Gain on sale of investment securities	32	113	(72)
Earnings on cash surrender value of BOLI	432	170	154
Other noninterest income	689	377	83
Total noninterest income	10,638	10,638	—
NONINTEREST EXPENSE
Salaries and benefits	16,892	14,719	15
Operations	4,702	2,901	62
Occupancy	2,342	1,353	73
Data processing	2,622	1,319	99
Gain on sale of OREO	(85)	—	(100)
OREO expenses	11	—	100
Loan costs	1,379	1,332	4
Professional and board fees	1,166	907	29
FDIC insurance	387	131	195
Marketing and advertising	327	364	(10)
Acquisition costs	1,598	—	100
Amortization of core deposit intangible	380	153	148
Impairment of mortgage servicing rights	147	—	100
Total noninterest expense	31,868	23,179	37
INCOME BEFORE PROVISION FOR INCOME TAXES	12,333	10,081	22
PROVISION FOR INCOME TAXES	2,678	1,502	78
NET INCOME	$9,655	$8,579	13
Basic earnings per share	$2.17	$2.40	(10)
Diluted earnings per share	$2.12	$2.28	(7)

FS Bancorp Q2 Earnings
July 25, 2019

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.10%	1.30%	1.58%
Return on equity (ratio of net income to average equity) (1)	9.48	11.46	13.57
Yield on average interest-earning assets	5.86	5.93	5.38
Interest incurred on liabilities as a percentage of average noninterest bearing deposits and interest-bearing liabilities	1.37	1.33	0.89
Interest rate spread information – average during period	4.49	4.60	4.49
Net interest margin (1)	4.60	4.70	4.58
Operating expense to average total assets	4.21	3.72	4.50
Average interest-earning assets to average interest-bearing liabilities	130.30	129.86	136.32
Efficiency ratio (2)	72.28	66.52	69.24

	At or For the Six Months Ended
	June 30,	June 30,
	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.20%	1.65%
Return on equity (ratio of net income to average equity) (1)	10.45	13.92
Yield on average interest-earning assets	5.90	5.38
Interest incurred on liabilities as a percentage of average noninterest bearing deposits and interest-bearing liabilities	1.35	0.79
Interest rate spread information – average during period	4.55	4.59
Net interest margin (1)	4.65	4.66
Operating expense to average total assets	3.96	4.45
Average interest-earning assets to average interest-bearing liabilities	130.08	137.89
Efficiency ratio (2)	69.49	68.05

	June 30,	March 31,	June 30,
	2019	2019	2018
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.11%	0.19%	0.06%
Non-performing loans to total gross loans (4)	0.12	0.23	0.07
Allowance for loan losses to non-performing loans (4)	774.64	397.35	1,845.45
Allowance for loan losses to gross loans receivable, excluding HFS loans	0.95	0.91	1.29

CAPITAL RATIOS, BANK ONLY:
Tier 1 leverage-based capital	11.38%	11.01%	12.23%
Tier 1 risk-based capital	13.78	13.81	14.32
Total risk-based capital	14.73	14.73	15.57
Common equity Tier 1 capital	13.78	13.81	14.32

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 leverage-based capital	11.11%	11.06%	11.86%
Total risk-based capital	14.42	13.86	15.15
Common equity Tier 1 capital	13.48	12.98	13.90

FS Bancorp Q2 Earnings
July 25, 2019

	At or For the Three Months Ended
	June 30,		March 31,		June 30,
	2019		2019		2018
PER COMMON SHARE DATA:
Basic earnings per share	$1.00		$1.19		$1.19
Diluted earnings per share	$0.98		$1.15		$1.13
Weighted average basic shares outstanding	4,418,397		4,355,307		3,583,927
Weighted average diluted shares outstanding	4,530,869		4,493,426		3,765,724
Common shares outstanding at period end	4,387,061	(5)	4,377,638	(6)	3,599,515	(7)
Book value per share using common shares outstanding	$43.18		$42.48		$35.94
Tangible book value per share using common shares outstanding (8)	$41.32		$40.57		$34.98

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(3)	Non-performing assets consist of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(5)	Common shares were calculated using shares outstanding of 4,476,864 at June 30, 2019, less 25,000 unvested restricted stock shares, and 64,803 unallocated ESOP shares.
(6)	Common shares were calculated using shares outstanding of 4,489,042 at March 31, 2019, less 40,121 unvested restricted stock shares, and 71,283 unallocated ESOP shares.
(7)	Common shares were calculated using shares outstanding of 3,708,660 at June 30, 2018, less 18,421 unvested restricted stock shares, and 90,724 unallocated ESOP shares.
(8)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See also, “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,		QTR Over QTR	Year Over Year
Average Balances	2019	2018	2019	2018	$ Change	$ Change
Assets
Loans receivable, net deferred loan fees (1)	$1,338,411	$899,692	$1,343,387	$872,394	$438,719	$470,993
Securities available-for-sale, at fair value	99,171	96,865	99,409	93,716	2,306	5,693
Interest-bearing deposits and certificates of deposit at other financial institutions	83,805	41,952	76,030	41,346	41,853	34,684
FHLB stock, at cost	8,188	6,770	8,557	5,097	1,418	3,460
Total interest-earning assets	1,529,575	1,045,279	1,527,383	1,012,553	484,296	514,830
Noninterest-earning assets (2)	98,109	37,583	93,925	37,419	60,526	56,506
Total assets	$1,627,684	$1,082,862	$1,621,308	$1,049,972	$544,822	$571,336
Liabilities and stockholders’ equity
Interest-bearing accounts	$1,077,293	$656,363	$1,065,785	$663,173	$420,930	$402,612
Borrowings	86,714	100,546	98,514	61,294	(13,832)	37,220
Subordinated note	9,872	9,852	9,869	9,849	20	20
Total interest-bearing liabilities	1,173,879	766,761	1,174,168	734,316	407,118	439,852
Noninterest-bearing accounts	243,893	179,814	241,758	180,158	64,079	61,600
Other noninterest-bearing liabilities	21,146	10,451	19,125	11,181	10,695	7,944
Stockholders’ equity	188,766	125,836	186,257	124,317	62,930	61,940
Total liabilities and stockholders’ equity	$1,627,684	$1,082,862	$1,621,308	$1,049,972	$544,822	$571,336

(1) Includes loans held for sale.

(2) Includes fixed assets, operating lease right-of-use asset, BOLI, goodwill, and CDI.

FS Bancorp Q2 Earnings
July 25, 2019

Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release contains certain non-GAAP financial measures: net income and diluted earnings per share, excluding net accretion/amortization on loans, CDs, and borrowings, acquisition costs,  and acquisition-related CDI amortization, net of tax;  and tangible book value per share. Management believes these non-GAAP financial measures provide useful and comparative information to assess trends reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers. The after-tax impact of acquisition-related costs to net income which we have recorded in connection with the Anchor Acquisition provides meaningful supplemental information that management believes is useful to readers.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Tangible common stockholders’ equity is calculated by excluding intangible assets from stockholders’ equity.  For this financial measure, the Company’s intangible assets are goodwill and core deposit intangible. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding. The Company believes that this measure is consistent with the capital treatment by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of net income, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax is presented below.

	Three Months Ended	Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2019	June 30, 2019
Consolidated results:
Net interest income after provision for loan losses (GAAP)	$16,624	$33,563
Net accretion/amortization on loans, CDs and borrowings	(526)	(847)
Net interest income after provision for loan losses, excluding net accretion/amortization on loans, CDs and borrowings (non-GAAP)	16,098	32,716
Noninterest income	6,083	10,638
Noninterest expense	17,071	31,868
Acquisition costs	(1,224)	(1,598)
CDI amortization	(131)	(263)
Noninterest expense, excluding acquisition costs and acquisition-related CDI amortization (non-GAAP)	15,716	30,007

FS Bancorp Q2 Earnings
July 25, 2019

Income before provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization (non-GAAP)	6,465	13,347
Provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of related taxes (non-GAAP)	1,347	2,891
NET INCOME, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	$5,118	$10,456

Diluted earnings per share (GAAP)	$1.15	$2.35
Diluted earnings per share, excluding net accretion/amortization, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	$1.12	$2.29

Reconciliation of the GAAP book value per share and non-GAAP tangible book value per share is presented below.

	June 30,	March 31,	June 30,
(Dollars in thousands, except share and per share amounts)	2019	2019	2018
Stockholders' equity	$189,426	$185,952	$129,371
Goodwill and core deposit intangible, net	(8,149)	(8,339)	(3,476)
Tangible common stockholders' equity	$181,277	$177,613	$125,895

Common shares outstanding at end of period	4,387,061	4,377,638	3,599,515

Common stockholders' equity (book value) per share (GAAP)	$43.18	$42.48	$35.94
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$41.32	$40.57	$34.98

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer and Chief Operating Officer
(425) 771-5299
www.FSBWA.com